(Robert Genova)
                TERMINATION AND RELEASE AGREEMENT


     Agreement made as of February 5, 1997 between Hungarian
Teleconstruct Corp. (the "Company"), and Robert Genova ("Genova").

     WHEREAS, the Company has employed Genova, and the Company and Genova desire to terminate Genova's employment with the Company, but only on terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Genova hereby agree as follows:


     1. Genova hereby immediately resigns as Chairman of the Board of Directors of the Company and all of its subsidiaries and affiliates, and resigns as an employee and officer of the Company and all of its subsidiaries and affiliates, effective February 5, 1997. Concurrently with the execution of this Agreement, Genova is returning all Company property currently in his possession.

     2. Genova and the Company are parties to an Employment Agreement, dated January 1, 1997 (which restated and modified a prior agreement dated February 1, 1994, as amended (the "Agreement") which includes a grant of Stock Options and, has been granted additional Stock Options pursuant to the Company's 1993 Stock Option Plan as of July 14, 1994 and October 30, 1996. Genova represents and warrants to the Company that, other than the agreements identified in the preceding sentence, there are no other written or oral agreements governing his employment by the Company (including related compensation and benefits), and that he does not have, and will not seek, any severance, social welfare, or similar rights under American or Hungarian law arising out of the termination of his employment.

     3. In full and final satisfaction of all of the Company's obligations to Genova arising out of or relating to his employment and Genova's aforementioned employment agreement, the Company shall pay to Genova the sum of fifty thousand ($50,000) dollars at the time of the signing of this agreement.

        Genova shall retain his rights as a stock optionee, which, with respect to 125,000 options granted under his employment agreement exercisable at $1 per share, which options will continue to be governed by the terms of the employment agreement. All other options granted to Genova under the Company's 1993 Incentive Stock Option Plan, as amended, and pursuant to the employment agreement shall be deemed canceled as of the date of this agreement. Notwithstanding the foregoing, Genova shall have the right to assign 35,000 of the 125,000 options retained by him as set forth above to Richard Fry, former President of the Company.

     4. (a) Genova, on his own behalf and for his heirs, executors, administrators, successors and assigns, hereby releases the Company, its Affiliates, and their respective present or former predecessors, successors, assigns, directors, officers, shareholders, agents, employees, and anyone acting for any of them, from any and all claims of any kind arising in connection with Genova's employment by the Company and the termination thereof, including, but not limited to, claims for breach of or interference with any alleged contract, wrongful discharge, and any federal, state, or local discrimination laws, including, without limitation, the age discrimination in Employment Act of 1967, as amended, and claims alleging defamation, intentional infliction of emotional distress, or any other tort.

        (b) The Company, its agents and affiliates, on their behalf and on the behalf of their respective assigns, hereby release Genova and his heirs, executors, administrators, successors, and assigns from any and all claims of any kind arising in connection with Genova's employment with the Company (including his service as Chairman of the Board of Directors of the Company) and the termination thereof.

     (c) Both parties acknowledge that the releases and waivers granted in this Agreement will not release the Company or Genova from their respective obligations under this Agreement, and that the releases and waivers do not waive rights or claims of Genova against the Company or the Company against Genova which may arise after the date of this Agreement is executed. In addition, as a former director and officer of the Company, Genova shall be entitled, following termination of his employment, to indemnification to the fullest extent permitted under the Company's bylaws and the Delaware General Corporation Law, as amended.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree to submit to the executive jurisdiction of the federal and state courts in the State of New York for any dispute arising under or relating to this Agreement. The parties further agree not to commence or continue litigation or other legal proceedings relating to this agreement in any forum other than New York, and waives any claim that New York is an inconvenient forum.

     6. Any notice or other communication required or permitted under this agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                    If to Genova

                    Robert Genova
                    227 Route 206, Unit 11
                    Flanders, NJ 07836

                    If to the Company

                    c/o Cohen & Cohen
                    445 Park Avenue
                    New York NY 10022

or such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

     7. This agreement constitute the entire agreement between the parties hereto with respect to the subjects thereof, and supersede and are in full substitution for any and all prior understandings or agreements, written or oral, with respect to Genova's employment and other subjects covered in this Agreement and in those other agreements. Genova shall not disclose, or permit any other person to disclose, to the media or any other person, other than his immediate family, the negotiations or circumstances leading up to this Agreement or those other agreements; the terms of this Agreements or those other agreements; or the termination of Genova's employment by the Company. It is acknowledged and agreed that the Company has the sole and executive right to make (subject to Genova's prior review and approval, which approval shall not unreasonably be withheld), or decline to make any public disclosures concerning any or all of the foregoing subjects; provided, however, that no information released by the Company regarding any or all of the foregoing subjects shall in any way disparage Genova or his contributions to the Company.

     8. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

     9. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by Genova without written consent of the parties, which shall not unreasonably be withheld.

     IN WITNESS WHEREOF, the Company and Genova have executed this Agreement as of the date first written above.


                                   HUNGARIAN TELECONSTRUCT
CORP.



                              BY:  /s/ Frank R. Cohen
                                   Frank R. Cohen



                              BY:  /s/ Robert Genova
                                   Robert Genova



                                   /s/ Peter E. Klenner